UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 7, 2023

LivePerson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 7th Ave, Floor M1

New York, New York 10018

(Address of principal executive offices, including zip code)

(212) 609-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2023, LivePerson, Inc. (the “Company” or “LivePerson”) and Robert P. LoCascio entered into a letter agreement (the “Agreement”). Pursuant to the terms of the Agreement, Mr. LoCascio has assumed the role of Special Advisor through December 31, 2023 and shall no longer serve as Chief Executive Officer of the Company, effective August 7, 2023. As previously disclosed in the Company’s Current Report on Form 8-K, filed July 12, 2023, Mr. LoCascio’s term of employment will not be renewed upon the conclusion of its current term on December 31, 2023.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On August 7, 2023, Mr. LoCascio resigned from the Company’s Board of Directors (the “Board”), concurrent with the cessation of his service as Chief Executive Officer, pursuant to the terms of the Letter Agreement, dated July 10, 2023, by and between the Company and Mr. LoCascio, whereby Mr. LoCascio irrevocably agreed to resign his seat on the Board effective as of the date upon which he ceased to hold the office of Chief Executive Officer. Mr. LoCascio’s departure from the Board is not due to any disagreement regarding LivePerson’s financial statements or disclosures.

On August 7, 2023, John Collins was appointed as Interim Chief Executive Officer and principal executive officer of the Company, effective immediately. Mr. Collins continues to serve as the Company’s Chief Financial Officer and the Company’s principal financial officer and principal accounting officer.

John Collins, 41, has served as Chief Financial Officer of LivePerson since 2020, overseeing the Company’s finance organization. As Chief Financial Officer, Collins has played a critical role in driving LivePerson’s corporate strategy and business development efforts, including successfully executing M&A, divestiture, and capital markets transactions. Collins previously led the development of automations and machine learning to support strategic decision-making and predictive analytics as LivePerson’s Senior Vice President of Quantitative Strategy. Prior to joining LivePerson in 2019, Collins pioneered approaches for transforming third-party data exhaust into investment signals as Co-Founder and Chief Product Officer of Thasos, a cloud-based artificial intelligence platform. Collins also served as portfolio manager for a systematic equities strategy at an NYC-based hedge fund. Collins’s previous financial services experience includes executing leverage finance transactions at Credit Suisse and building automated equity surveillance systems to detect suspicious trading activity at the New York Stock Exchange. Collins holds an MBA from MIT’s Sloan School of Management, a JD from Chicago-Kent College of Law, and a BS from the University of Central Florida.

There are no family relationships between Mr. Collins and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K except as disclosed in Part III, Item 13 under the caption “Other Relationships and Transactions” in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 1, 2023. Mr. Collins’ compensation as Interim Chief Executive Officer will be determined at a later time.

On August 8, 2023, the Company issued a press release discussing the foregoing matters. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, by and between the Company and Robert P. LoCascio, dated August 7, 2023.
99.1	Press Release, issued August 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: August 8, 2023

	By:	/s/ Monica Greenberg
Monica Greenberg EVP, Public Policy & General Counsel

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